UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2026 (July 31, 2026)

IMA Tech
(Exact name of registrant as specified in its charter)

000-56696	98-1626237
(Commission File Number)	(IRS Employer Identification Number)

11336 Franklin Boulevard Elk Grove, CA, 95757	Wyoming
(Address of Principal Executive Offices	(State or other jurisdiction of incorporation or organization)

(916) 534-6052

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2006, the Board of Directors of IMA Tech, a Wyoming corporation (the “Company”), expanded the number of members of the Board of Directors of the Company from one to two members, in accordance with the Bylaws of the Company. Thereafter, Lucky Lakhwindar Janda was appointed as a member of the Board of Directors, effective immediately, to fill the existing vacancy. Mr. Janda and the Company’s other Director, Inderjit Mangat, are husband and wife.

Certain information regarding the background of Mr. Janda is set forth below.

Lucky Lakhvinder Janda, 71, has, for more than the last ten years, managed his own investments. Also, since 2024, Mr. Janda has served as a director and VP of Marketing and Capital Markets of Aapki Ventures, Inc., a British Columbia, Canada, corporation listed on the Canadian Stock Exchange (CSE) under the trading symbol “APKI” (also listed on the Pink Limited Market of OTC Markets Group, Inc. under the trading symbol “PUSOF”), whose stock has been suspended from trading by the CSE for failing to file required periodic financial reports.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMA TECH

Date: August 20, 2026	By:	/s/ Inderjit Mangat
Inderjit Mangat
Chief Executive Officer